UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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MASIMO CORPORATION

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On September 16, 2024, Masimo Corporation (“Masimo” or the “Company”) made updates to its website, www.ProtectMasimosFuture.com, in connection with the 2024 Annual Meeting of Stockholders. A copy of the updated website content (other than content previously filed) can be found below.

Testimonials and Accomplishments Section update

Letter from Masimo Senior Management – 1

June 24, 2024

Letter from Masimo Senior Management – 2

June 24, 2024

Letter from Michael Ramsay, M.D. FRCA

July 21, 2024

Letter from Daniel J. Cole, M.D.

July 22, 2024

Letter from Prof. Mike Durkin, OBE MBBS FRCA FRCP DSc

July 21, 2024

Letter from Robin Betts, Vice President Safety, Quality and Regulatory Services, Kaiser Foundation Health Plans and Hospitals, Northern California

July 26, 2024

Letters of Support – Letter from Kimberly Cripe, President and CEO, Children’s Hospital of Orange County

August 19, 2024

To the Masimo Board of Directors,

I am writing to you as the President and CEO of Children’s Hospital of Orange County (CHOC), and as a colleague of Joe Kiani, the founder, President and CEO of Masimo. I want to express my unwavering support for Joe and his leadership, and to share with you some of the ways he has profoundly contributed to our mission, organization, and the health and safety of our pediatric patients.

Joe has been a board member of CHOC and/or our parent company since 2014. From the moment Joe began working with CHOC, he has consistently demonstrated tremendous value as a board member and as chair of the Board Quality Committee. Joe has brought his expertise, vision, and innovation to our inpatient, primary care, population health, clinical outcomes, and employee safety efforts.

Beyond Joe’s corporate board work for us, he has been an enthusiastic advocate for patient safety and quality improvement. He has leveraged his incredible leadership as the founder of The Patient Safety Movement into a passion to help CHOC with our own patient safety and preventable death initiatives. He has shared with us his insights, best practices, and technologies to enhance our care delivery and outcomes. Joe has also connected us with other leaders and organizations in the field, creating opportunities for collaboration and learning.

As you know, pulse oximetry is one of the most used monitoring technologies in healthcare. Masimo makes a pulse oximetry technology known as Signal Extraction Technology (SET), which is the first pulse oximetry technology to reliably measure through motion and low perfusion conditions.

Masimo SET helps clinicians reduce severe retinopathy of prematurity (ROP) in neonates and improve critical congenital heart disease (CCHD) screening in newborns. As of March 2021, ten published CCHD screening studies, all with positive conclusions and representing over 300,000 infants, including the largest CCHD study, have used Masimo SET. In addition, when used for continuous monitoring with a patient surveillance system, Masimo SET reduces rapid response team activations, Intensive Care Unit (ICU) transfers, and costs. At CHOC, we deeply appreciate the Masimo SET and the positive impact it has had on our patients.

As you are likely aware, we are in a national mental health crisis. At CHOC, we experience this crisis daily, seeing a marked increase in depression and other mental health disorders among children and adolescents. We also understand the strong correlation between depression and substance abuse, with some suffering from mental health disorders seeking self-medication through drugs and alcohol. I have been so inspired by Joe’s leadership in the opioid and addiction arena with evidence-based solutions to help prevent overdose, save lives, and reduce the stigma surrounding opioid use. This is truly groundbreaking work that will have a profound effect for generations.

I am proud and honored to collaborate with Joe. He has been a true partner and ally for CHOC and our healthcare system, showing genuine interest and care for our staff, our patients, and our families. In addition to being an asset to CHOC, Joe is an asset to Orange County, and the global healthcare community. We want you to know how much we appreciate and recognize Joe’s value to patient care locally, nationally, and globally.

Sincerely,

/s/ Kimberly Chavalas Cripe
Kimberly Chavalas Cripe
President and CEO

CHOC.ORG | 714.997.3000 | 1201 W. La Veta Ave. Orange, CA 92868

Letters of Support – Letter from Andreas Bosch, Vice President at Löwenstein Medical

LÖWENSTEIN
medical

Masimo Corporation
52 Discovery
Irvine, CA 92618
USA

to whom it may concern

My name is Andreas Bosch. I am an authorized signatory / vice president at Löwenstein Medical, an international medical device company with over 2000 employees based in Bad Ems, Germany.

We have been working with Masimo and Joe Kiani for over 22 years. The high-quality and innovative products in the areas of pulse oximetry and capnometry give us confidence in the care of our patients at home and in the medical environment. Especially in the field of outpatient care, the reliability of the technology is the decisive factor. The innovative ideas and development of Joe Kiani and his team, especially in the area of 'at home', are now also utilized in the medical devices we have developed. The visionary ideas of Joe Kiani and their realization with his team are constantly giving new impetus to medical technology, always taking the world of medicine one step further.

Andreas Bosch
Vice President

Löwenstein Medical SE & Co. KG
Arzbacher Straße 80
56130 Bad Ems, Deutschland
T. +49 2603 9600-0
F. +49 2603 9600-50
info@loewensteinmedical.com
loewensteinmedical.com

Handelsregister
Amtsgericht Koblenz
HRA 20732
IK-Nr. 590711157
St.-Nr. 30/201/00291
USt-IdNr. DE 270737704

Bankverbindungen
Commerzbank Koblenz
BIC COBADEFFXXX
IBAN DE45 5704 0044 0200 1352 00
Volksbank Rhein-Lahn-Limburg
BIC GENODE51DIE
IBAN DE14 5709 2800 0200 4739 06

Komplementärin
Löwenstein Verwaltungs SE
Sitz: Bad Ems
Geschäftsführende Direktoren:
Reinhard Löwenstein
Benjamin Löwenstein
Amtsgericht Koblenz, HRB 28045

Menschen im Mittelpunkt

Letters of Support – Letter from Mehran Monchi MD

Centre hospitalier de Melun-Sénart 270 avenue Marc Jacquet, 77000 Melun, France Dr M.MONCHI, Head of the ICU Tel : 01.81.74.20.77

Ladies and gentlemen,

I am Dr. Mehran MONCHI, head of the intensive care units of Melun and Fontainebleau hospitals, in France (34 and 18 beds respectively).

I have known the Masimo Company since 1995, when I was part of the group of experts at the Paris Hospitals (20,500 hospital beds), responsible for evaluating the performance of monitoring equipment in anesthesia and intensive care.

We met Joe Kiani during the SpO2 system evaluations and from the ﬁrst meeting, I was impressed by his knowledge about ICU patients, his concern for the interests of patients, and his reﬂection on the place of Masimo products in improving patient safety.

My colleagues and I saw a real diﬀerence between Joe Kiani and the managers of competing products, as well as a real diﬀerence in product quality, which motivated our recommendation for the implementation of Masimo technology in patient monitoring, despite the fact that Masimo was a young company.

Since 1995, I have followed the successive improvements of Masimo technology.

As a physician involved in patient care, I trust Joe Kiani and I trust Masimo products because I know he runs this company, with real thought about the impact of his products on patients’ safety.

If Masimo were managed by someone other than Joe Kiani, it is obvious to me that my conﬁdence in the technologies developed by the company would be considerably reduced and I would question the choice of another manufacturer for our monitoring equipment.

Sincerely yours.

Dr Mehran MONCHI

June 07, 2024.

Letters of Support – Letter from Milivoj Novak MD

To whom it may concern

Respected,

I am Milivoj Novak, MD pediatric intensivist, head of the pediatric intensive care unit and assistant director of University Hospital Center Zagreb, the biggest hospital in Croatia.

I am familiar with Masimo Company products for years, from the very beginning of my PICU&NICU career. h
There is no need to elaborate the importance of precise oxynegation measurement in critically ill children and neonates.

On a regular basis a lot of different companies and their technologies are presented to me, with obvious and significant differences in product quality.

As a physician dedicated to patient care, I trust Joe Kiani and Masimo products because I know he leads the company with a sincere focus on the impact of his products on improving healthcare. Masimo technology today is standard practice and part of many recommendations and protocols worldwide with clinically proven research.

I had the opportunity to meet Joe Kiani in 2019 during my visit to several US hospitals and I was really impressed by his deep understanding of ICU patients, his genuine concern for their well-being, and his vision regarding the role of Masimo products in patient safety.

My role of managing not only PICU, but a hospital of 1800 beds means fully understanding what is needed to have the vision and drive to seek excellence.
Currently, Masimo products are used in almost all departments in UHC Zagreb

In my opinion, with somebody else leading Masimo company that would significantly impact its research and development. The consequence would be a lack of clinically proven medical technology and less implementation in the hospitals, probably loosing the current leading role of Masimo in the world.

Milivoj Novak, MD
Pediatric intensivist

Assistant director
University Hospital Center Zagreb, Croatia
mnovak@kbc-zagreb.hr

Letters of Support – Letter from Stéphane Kirche, Director of Health Technologies, Charlon Sur Saône Hospital Center

CENTRE HOSPITALIER
CHALON SUR SAONE
William Morey

**DIRECTION DES TECHNOLOGIES
DE LA SANTE DE L'INNOVATION
ET DE L'INGEIERIE CLINIQUE DE TERRITOIRE**

Stéphane KIRCHE
**Directeur des Technologies de la Santé,
de l'Innovation et de l'Ingénierie Clinique,
de Territoire**

☎ **03 85 91 01 43**
🖷 **03 85 91 02 14**
stephane.kirche@ch-chalon71.fr

Secrétariat de Direction
Sabrina BROUILLON
☎ **03 85 91 01 42 poste 227005**
🖷 **03 85 91 02 14**
sabrina.taillefert@ch-chalon71.fr

Chalon Sur Saône, JUNE 17th 2024

Monsieur Joe KIANI
CEO MASIMO

Nos réf. : SK/SB-2024-002

Objet : Collaboration

Mr. Director General,

I wanted to send you this letter to celebrate an important step in our partnership, which I will call collective intelligence and which binds us.

Indeed, for 15 years now we have had the honor of collaborating with you and your teams, participating in the development of your products, and responding, together, to health issues.

These fifteen years have been marked by numerous challenges met, stimulating projects and moments of genuine collaboration. I am particularly grateful for the opportunities that have been offered to us to actively contribute, alongside you, to our common mission of One Health for All.

1

Thanks to your MASIMO technology, since 2009 we have secured the monitoring of premature newborns in our neonatal intensive care unit, improved the child care environment, supported and reassured parents in times of trial. The generalization of your sensors, accessories, pulse oximetry, on the occasion of the opening of our new hospital, in 2010, in the mother-child center, then in all critical care sectors for adults, in medical and surgical units, made it possible to meet the objective of improving the quality of patient care.

The progress of medicine and technological advances sealed a new stage in 2014, on the occasion of your visit to the Chalon Sur Saône Hospital Center, with the implementation of continuous monitoring of the main physiological measurements, and centralized displays and intuitive real-time patient data. We were thus able to cover many needs, within the framework of conventional surgery but also outpatient surgery.

Together, we also got through the COVID19 pandemic. Your local, but also international, teams have once again proven your company's ability to react to the health emergency, in the face of a new kind of virus. Your ability to produce and supply patient monitoring and oxygen therapy devices in record time has undoubtedly saved lives in our health establishments in the region.

On this occasion, hundreds of ROOT MASIMO monitors were deployed within our structures, making it possible to activate the "one bed-one patient-one root" principle and to create the conditions conducive to the development of personalized, predictive medicine. and based on evidence. As you know, our joint project, "augmented caregiver" benefits from the support of Europe. This new model of patient care must now be disseminated to as many people as possible and must inspire our public authorities within the framework of new health governance.

It is, in fact, essential to consider strengthening the link between the hospital and community medicine and home care.

This is once again the commitment we are making together.

The year 2024 is therefore marked by the first installations of your home patient monitoring solutions. This new partnership clearly represents the realization of the "Hospital establishment for dependent elderly patients outside the walls" project, where the patient becomes an actor in their health.

Today, your acquisition of the company "Sound United" is seen by the Chalon Sur Saône Hospital Center but especially at the scale of our Hospital Group as an opportunity to take advantage of Sound United's expertise to accelerate distribution. of the growing portfolio of Masimo products for tomorrow's medicine.

Faced with the many health challenges, the risks of new pandemics, and the fight we are waging together to guarantee access to care for all, your solutions and your technology undoubtedly give health professionals the keys to success.

I would like to express my gratitude for the trust you have placed in me over the years, for the constant support of all of your teams. Your leadership and vision have been a continued source of inspiration and have played a crucial role in my professional development.

2

Together, we have accomplished a lot, and I am convinced that the years to come will be just as rich and promising. I look forward to continuing to contribute to our collective success and meeting future challenges alongside such talented and dedicated professionals.

Reiterating my most sincere thanks to you, please accept, Mr. Director General, the expression of my distinguished greetings.

Stéphane KIRCHE
Ingénieur en Chef
Direction Ingénierie Biomédicale (D.I.B.)
CH Chalon sur Saône - William Morey
71321 Chalon-sur-Saône cedex

Centre Hospitalier Chalon sur Saône - William Morey
Direction des Technologies en Santé, de l'Innovation et de l'Ingénierie Clinique

Stéphane KIRCHE
Director of Health Technologies,
Innovation and Clinical Engineering,
Territory

3

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Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan Capital Management LP (“Politan”) in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iii) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting on the prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.